                                                                  EXHIBIT (a)(7)
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              TENDER OF SHARES OF
         $1.70 CLASS B CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES D

                                       OF

                                KERR GROUP, INC.

                                       TO

                          KERR ACQUISITION CORPORATION
                    A CORPORATION FORMED AT THE DIRECTION OF

                                FREMONT PARTNERS

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of $1.70 Class B Cumulative Convertible Preferred Stock, Series D, par value $.50 per share (the "Shares") of Kerr Group, Inc., a Delaware corporation
(the "Company"), are not immediately available or time will not permit all required documents to reach Boston EquiServe, L.P., as Depositary (the
"Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed
Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                             BOSTON EQUISERVE, L.P.

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
                                                                  BY POSTAL EXPRESS OR
          BY MAIL:                       BY HAND:                  OVERNIGHT COURIER:
   Boston EquiServe, L.P.            BankBoston, N.A.               BankBoston, N.A.
  Corporate Reorganization         Securities Transfer &         Boston EquiServe, L.P.
    Post Office Box 2089         Reporting Services, Inc.       Corporate Reorganization
    Boston, MA 02266-2089         55 Broadway, 3rd Floor            150 Royall Street
                                    New York, NY 10006             Mail Stop 45-02-53
                                   Attn: Delivery Window            Canton, MA 02021

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Kerr Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Fremont Acquisition Company, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 8, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

PLEASE CHECK RELEVANT BOX BELOW

Series and Certificate Nos. of Shares (if available):

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
$1.70 Class B Cumulative Convertible           Name(s) of Record Holder(s)
Preferred Shares, Series D, par value $.50

Certificate Nos.
-----------------------------                  --------------------------------------------

Number of Shares Tendered
---------------- / /
                                               --------------------------------------------

                                               Please Type or Print

                                               --------------------------------------------

                                               Address(es): --------------------------------

                                               --------------------------------------------

                                                                                    Zip Code

                                               Area Code and Tel. No.: ---------------------

                                               Signature(s):
                                               --------------------------------

                                               Dated: -------------------------------------
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Check one box if Shares will be delivered by
book-entry transfer:

/ /  The Depositary Trust Company

/ /  Philadelphia Depositary Trust Company

Account No.:
----------------------------

                                   GUARANTEE

                  (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

    The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company or the Philadelphia Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the New York Stock Exchange is open for business after the date hereof.

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
    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
--------------------------------------------   --------------------------------------------
                Name of Firm                               Authorized Signature

--------------------------------------------   Title: --------------------------------------
                   Address

 --------------------------------------------   Name: -------------------------------------
                                     Zip Code              Please Type or Print

--------------------------------------------   Dated: --------------------------------, 199
         Area Code and Telephone No.           -
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    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD
BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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